Exhibit 2.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

XSPAND PRODUCTS LAB, INC.

SENIOR CONVERTIBLE PROMISSORY NOTE

Principal: $[____________]	Effective Date: ____________, 2018

FOR VALUE RECEIVED, Xspand Products Lab, Inc., a Nevada corporation (the “Company”), promises to pay to _____________ (“Holder”) the principal sum of $[___________], together with simple interest accruing from the date hereof (the “Effective Date”) on the unpaid principal balance at a rate equal to four percent (4%) per annum, subject to increase as provided herein. This Senior Convertible Promissory Note (the “Note”) is one of a series of Notes (collectively, the “Notes”) issued by the Company, in substantially the form hereof, pursuant to that certain Membership Interest Purchase Agreement, dated as of June 29, 2018, by and among the Company, Edison Nation Holdings, LLC, Holder and the other persons party thereto.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.	Payments.

(a)   Maturity. Unless converted as provided in Section 4 below or this Note is accelerated in accordance with Section 3(b), principal and any accrued but unpaid interest under this Note shall be due and payable on the five-year anniversary of the Effective Date (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal amount of this Note, together with accrued and unpaid interest thereon, shall, at the option of Holder, become immediately due and payable upon the occurrence of an Event of Default (as defined herein).

(b)   General. Accrued interest on this Note shall be payable semi-annually on June 30th and December 31st of each calendar year (or the next business day if such interest payment date is not a business day) and on the Maturity Date or such earlier date if this Note is accelerated in accordance with Section 3(b) of this Note. During the occurrence and continuance of an Event of Default, interest shall accrue on all amounts due under this Note at a rate of twelve percent (12%) per annum. All payments on the Notes shall be (i) in lawful money of the United States of America and in immediately available funds at such place as Holder may from time to time designate in writing to the Company, and (ii) applied first to accrued interest on the Notes and thereafter to outstanding principal on the Notes. All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature.

(c)   Prepayments. This Note may not be prepaid, in whole or in part, without the prior written consent of Holder until the second anniversary from Effective Date, at which time this Note may be prepaid without penalty at any time upon sixty (60) days’ written notice to Holder, as long the Company has filed a Registration Statement on Form S-3 with the United States Securities and Exchange Commission pursuant to that certain Registration Rights Agreement, dated as of ____________, 2018, by and among the Company, Holder and the other persons party thereto and which Registration Statement has been declared and remains effective.

2.       Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Common Stock” means (a) the Company’s common stock, $0.001 par value per share, and (b) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Conversion Price” means as of any date of determination, $5.00 per share, as adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or similar transactions pursuant to Section 7(b) below.

“Change of Control” means the occurrence of any of the following on or prior to the Maturity Date: (a) any reorganization of, merger with or into, acquisition of the equity interests of, consolidation with, or other similar transaction involving, the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, (b) the sale, transfer, lease, license or other disposition of all or substantially all of the assets of the Company (other than, if applicable, the non-exclusive license of assets by the Company to its customers in the ordinary course of business), or (c) a liquidation, dissolution or winding up of the Company. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to have occurred as a result of the sale and issuance of the Company’s securities with the principal purpose of raising capital.

“Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Trading Day” means any day on which the Common Stock is traded on the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE American, the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing), provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by Holder.

3.       Events of Default.

(a)   The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i)       Failure to Pay Notes. The Company shall fail to pay when due any principal, interest or other payment on the Notes on the due date thereof and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice from Holder to the Company of such failure to pay;

(ii)      Failure to Pay Other Indebtedness. The Company shall fail to pay when due any principal or interest payment on the due date with respect to any other indebtedness (excluding accounts payable) of the Company in an amount greater than $250,000, subject to any applicable cure period, or the Permitted Senior Indebtedness (as defined herein) is accelerated by the applicable lender;

(iii)      Breach of Covenant. The Company shall default in its performance of any covenant under this Note and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure;

(iv)      Breach of Representation or Warranty. Any representation or warranty of the Company contained in this Note shall have been untrue or incorrect;

(v)      Voluntary Proceeding. The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, adopts a plan of liquidation or dissolution, or takes any corporate action in furtherance of any of the foregoing;

(vi)      Involuntary Proceeding. An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within ninety (90) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or

(vii)    A Change of Control occurs.

(b)   At any time after (1) any Event of Default hereunder, at the option and upon the declaration of Holder and upon written notice to the Company (an “Event of Default Notice”), or unless otherwise agreed to by the parties hereto, or (2) the second (2nd) anniversary of the Effective Date upon sixty (60) days’ written notice to the Company, Holder may require the Company to redeem all or any outstanding portion of this Note by delivering written notice thereof (the “Redemption Notice”) to the Company, which Redemption Notice shall indicate the portion of the Note Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price equal to (i) the amount of principal plus accrued and unpaid interest to be redeemed multiplied by the Conversion Price, or (ii) the number of shares of Common Stock issuable upon conversion of the amount of principal plus accrued and unpaid interest at the Conversion Price (and without giving effect to any limitations on conversion set forth in Section 4(d) below), multiplied by the greatest closing price per share of the Common Stock on any Trading Day during the period commencing on the date of delivery of the Redemption Notice and ending on the date the Company makes payment required to be made under this Section 3(b) (the “Redemption Price”); provided, that, in connection with a Redemption Notice delivered in connection with an Event of Default due to a Change of Control, (i) the Redemption Price shall be one hundred twenty percent (120%) of the Redemption Price calculated hereby, and (ii) the Company shall pay such Redemption Price, in the Company’s sole discretion, either in cash or in the same percentage combination of securities of the surviving or resulting entity related to the Change of Control and cash that the holders of the Company’s Common Stock receive in connection with such Change of Control. For the avoidance of doubt, except as provided in clause (ii) of the immediately preceding sentence, the Redemption Price shall be paid entirely in cash. In addition to the foregoing right of redemption, upon the occurrence and during the continuance of any Event of Default, Holder may exercise any other right, power or remedy granted to it or permitted to it by law, either by suit in equity or by action at law, or both.

4.       Conversion. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 4. Prior to conversion, Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Nevada Revised Statutes) and as expressly provided in this Note. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(a)   Conversion by Holder. Subject to the provisions of Section 4(d), at any time after the Effective Date, Holder shall be entitled to convert any portion or all of the outstanding and unpaid principal or interest under this Note into shares of Common Stock at the Conversion Price.

(b)   [reserved].

(c)   Conversion Procedure.

(i)       Optional Conversion. Prior to the date of the conversion described in Section 4(a) above, Holder shall surrender this Note, duly endorsed, and a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) at the principal executive office of the Company. The date of the conversion elected by Holder on the Conversion Notice shall be referred to herein as the “Conversion Date.” As soon as practicable after the Conversion Date (but in no event later than three (3) business days thereafter), the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which Holder shall be entitled to Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of Holder or its designee, for the number of shares of Common Stock to which Holder shall be entitled. In addition to the foregoing, if on or prior to the third (3rd) Trading Day after the Conversion Date (the “Share Delivery Deadline”), the Company shall fail to issue and deliver a certificate to Holder and register such shares of Common Stock on the Company’s share register or credit Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which Holder is entitled upon Holder’s conversion hereunder (as the case may be), and if on or after such Share Delivery Deadline Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Holder of all or any portion of the number of shares of Common Stock issuable upon such conversion that Holder so anticipated receiving from the Company, then, in addition to all other remedies available to Holder, the Company shall, within three (3) business days after receipt of Holder’s written request, pay cash to Holder in an amount equal to Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of Holder), at which point the Company’s obligation to so issue and deliver such certificate or credit Holder’s balance account with DTC for the number of shares of Common Stock to which Holder is entitled upon Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate.

(ii)      Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any portion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to the Company unless (A) the full principal amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 4(c)(i) or (B) Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. Holder and the Company shall maintain records showing the principal and interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments or shall use such other method, reasonably satisfactory to Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iii)      The issuance of Common Stock upon conversion shall be made without charge to Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder.

(iv)     Shares. The Company shall, at all times, have a sufficient number of shares of Common Stock available after the date of this Note in order to permit the conversion of all outstanding principal and interest remaining as a result of any outstanding Notes. The Company will take all such action as may be necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or regulation.

(v)      Effect of Conversion. Upon conversion of this Note in full and/or the full payment of all obligations owed hereunder in cash in accordance with the terms herein, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation, unless any payments made hereunder are required to be returned by Holder upon the insolvency, bankruptcy or reorganization of the Company.

(d)   Limitations on Conversions. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by Holder, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder Holder (together with its affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note solely to the extent of such successor Holder and its affiliates beneficial ownership.

5.       Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that the statements contained in the following paragraphs of this Section 5 are all true and correct as of the date of this Note:

(a)   Organization, Good Standing, Qualification and Power. The Company is a corporation duly formed and in good standing under the laws of the State of Nevada, and has all requisite corporate power to execute and deliver this Note and perform its obligations hereunder.

(b)   Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Note, the performance of all its obligations hereunder (including the issuance of the Conversion Securities, as defined below) and the reservation of the securities issuable upon conversion of this Note (collectively, the “Conversion Securities”) has been taken. Upon conversion of this Note, the Conversion Securities shall be validly issued, fully paid and non-assessable and free of pre-emptive rights. This Note constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(c)   No Conflicts. Neither the execution and delivery of this Note by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or (ii) assuming the accuracy of the representations and warranties of Holder set forth in Section 6, (A) violate any law or order applicable to the Company or any of its properties or assets or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any agreement or other contract to which the Company is a party, or by which any of its properties or assets may be bound or affected.

(d)   No Consent or Approval Required. Except for any notices under applicable exchange, federal and state securities rules or laws required or permitted to be filed (and which will be validly and timely filed) after the date of this Note, no authorization, consent, approval or other order of, or declaration to or filing with, any governmental authority or other person is required for the valid authorization, execution and delivery by the Company of the Notes, or for the consummation of the transactions contemplated hereby (including the issuance of the Conversion Securities upon conversion of the Notes) or, if required, the same has been obtained or effected.

6.       Representations and Warranties of Holder. Holder hereby represents and warrants to the Company that the statements contained in the following paragraphs of this Section 6 are all true and correct as of the date of this Note:

(a)   Securities Law Compliance. Holder has been advised that the Notes and the Conversion Securities (collectively, the “Securities”) have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or (if the Note is deemed to be securities) unless an exemption from such registration requirements is available. Holder is aware that the Company is under no obligation to effect any such registration with respect to the Securities or to file for or comply with any exemption from registration, except as provided in that certain Registration Rights Agreement of even date hereof by and among the Company and certain holders of the Company’s securities, including (as applicable) Holder. To the extent Holder is an entity, Holder has not been formed solely for the purpose of making this investment and is purchasing the Securities for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment, and is able to bear the economic risk of such investment for an indefinite period of time. Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

(b)   Access to Information. Holder acknowledges that the Company has given Holder access to the corporate records and accounts of the Company and to all information requested by Holder relating to the Company, has made its officers and representatives available for interview by Holder, and has furnished Holder with all documents and other information required for Holder to make an informed decision with respect to the receipt of the Securities. The foregoing shall not diminish the right of Holder to rely on the representations and warranties of the Company set forth in Section 5.

7.       Other Covenants and Agreements.

(a)   Rank. All payments due under this Note (i) shall rank pari passu with all other Notes, and (ii) shall be senior to all other indebtedness of the Company except non-convertible indebtedness in an aggregate amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000), and which is obtained from a bank or other standard commercial lender (the “Permitted Senior Indebtedness”). Except for the Permitted Senior Indebtedness, the Company shall not incur any indebtedness for borrowed money other than such indebtedness for borrowed money that is expressly subordinate in payment and priority to the Notes pursuant to a subordination agreement acceptable to Holder.

(b)   Stock Dividends, Combination, Stock Split, Recapitalization or Reclassification. Without limiting any provision of Section 4, if the Company at any time on or after the Effective Date subdivides or combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater or smaller number of shares, so long as such adjustment does not violate the rules and regulations of The Nasdaq Stock Market, the Conversion Price in effect immediately prior to such subdivision will be proportionately adjusted to reflect such stock split, stock dividend, stock combination, recapitalization or other similar transaction. In the case of a stock dividend or distribution, an adjustment made pursuant to this Section 7(b) shall become effective retroactively to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution. Notwithstanding the foregoing, until the Maturity Date, the Company shall not issue a cash or stock dividend to its stockholders without prior written consent of Holder.

(c)   Confidentiality. Anything in this Note to the contrary notwithstanding, no Holder by reason of this Note shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of securities of a competitor. Holder agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Note other than disclosure to the Holder’s attorneys, accountants and other professionals to the extent necessary to obtain their services in advising the Holder with respect to this Note.

(d)   Reclassifications and Other Changes. In the case of any reclassification of or change with respect to the applicable Conversion Securities (other than a change in par value, adjustment pursuant to Section 7(b) above or from par value to no par value, or from no par value to par value) or merger or conversion of the Company that is not a Change of Control, at the written request of Holder, the Company shall execute a new note, substantially in the form, and with the terms, conditions and provisions, of this Note, and providing that Holder shall have the right to convert such new note and, upon such conversion, to receive, in lieu of the applicable Conversion Securities theretofore issuable upon exercise of this Note, the kind and amount of equity securities receivable upon such reclassification, change or merger by the holder of the applicable Conversion Securities. Such new note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section shall similarly apply to successive reclassifications, changes, conversions and mergers.

8.       Miscellaneous.

(a)   Assignment and Transfer. The Company may not assign, pledge, or otherwise transfer this Note without the prior written consent of Holder. Holder may assign, pledge or otherwise transfer this Note so long as such compliance is in accordance with applicable securities laws.

(b)   Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and Holder.

(c)   Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed (including electronic mail) or delivered to the Company or Holder at their respective addresses set forth below their signature pages to this Note, or at such other address or facsimile number as the Company or Holder, as applicable, shall have furnished to the other party in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile or electronic mail (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.

(d)   Usury. In the event any interest is paid on this Note, or a fee that is deemed interest, which is in excess of the then applicable legal maximum rate, then that portion of the interest payment representing an amount in excess of the then applicable legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e)   No Rights as a Member. Except as otherwise set forth in this Note, nothing contained herein shall entitle Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may be construed to confer upon Holder, as such, any right to vote on, give or withhold consent to, or to receive notice of, any meeting or limited liability company or other member action relating to the Company.

(f)   Time of the Essence. Time is of the essence with respect to this Note.

(g)   Expenses. If action is instituted to collect this Note or enforce the rights of Holder hereunder, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, of Holder incurred in connection with such action.

(h)   Members, Officers and Directors Not Liable. In no event shall any member, owner, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

(i)   Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of any other state.

(j)   Waiver of Jury Trial. BY ACCEPTANCE OF THIS NOTE, HOLDER HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.

(k)   Counterparts. This Note may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Note and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the same counterpart. The exchange of copies of this Note and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

(l)   Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

[Signature Page Follows]

SIGNATURE PAGE

TO

SENIOR CONVERTIBLE PROMISSORY NOTE

IN WITNESS WHEREOF, the undersigned has caused this Senior Convertible Promissory Note to be executed and issued as of the date first written above.

COMPANY:

XSPAND PRODUCTS LAB, INC.

By:

Name:

Title:

Address:

Accepted and agreed as of the date first set forth above:

HOLDER:

By:

Name:

Title:

Address:

EXHIBIT I

XSPAND PRODUCTS LAB, Inc.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Xspand Products Lab, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the principal and accrued but unpaid interest of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate principal to be converted:

Aggregate accrued but unpaid interest with respect to such portion of the aggregate principal and interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

Xspand Products Lab, Inc.

By:
Name:
Title: